               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



               Date of report: September 5, 1995



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                       USAir Group, Inc. 54-1194634
(State of Incorporation                USAir, Inc.       53-0218143
  of both registrants)        (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)



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Item 5.   Other Events

     On September 5, 1995, USAir Group, Inc. ("USAir Group" or the "Company") disseminated a news release announcing that it had revised its forecasts for the third quarter of 1995 and for the full year. The news release announced that USAir Group expects to report a pretax profit for the third quarter of 1995 and, barring any unforeseen events, for the full year as well. The news release also stated that since the Company now believes it likely that it will be profitable for 1995, it will be booking a charge for employee profit sharing under a 1992 plan for USAir's employees whose salaries were reduced in 1992-93. The Company said that the calculation of profit sharing under the 1992 plan excludes FASB 106 charges and certain extraordinary items. The news release is filed as an exhibit to this report.

     USAir Group also said that it will advise analysts that it expects USAir's yields to be approximately 11 percent to 12 percent above 1994 levels in the second half of 1995 and up 6 percent to 7 percent for the full year. The Company also expects that, despite its reduced capacity in the latter part of 1995, USAir's unit costs will be up by approximately 7 percent to 8 percent above 1994 levels for the second half of 1995 and up around 3 percent for the full year.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          Designation                   Description
          -----------                   -----------

               99 News release dated September 5, 1995 of USAir Group, Inc., announcing that it expects to report a pretax profit for the third quarter of 1995 and, barring any unforeseen events, for the full year as well.

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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly autho-rized.
                               USAir Group, Inc.



Date: September 5, 1995   By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President,
                              General Counsel and Secretary


                              USAir, Inc.



Date: September 5, 1995   By: /s/ James T. Lloyd
                              ---------------------------------
                              James T. Lloyd
                              Executive Vice President and
                              General Counsel

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                             Exhibit 99


                USAir Revises Financial Forecasts



ARLINGTON, VA., September 5, 1995 -- USAir Group announced today that it expects to report a pretax profit for the third quarter of this year and, barring any unforeseen events, for the full year as well.

"Traffic and yields are stronger than anticipated and our unit costs have not increased as much as we had expected even with our reduced capacity," said USAir Chairman and CEO Seth Schofield.

"The revenue trend that began earlier this year has continued through the summer. We're also seeing the benefits of our cost reductions reflected in lower than expected unit cost increases despite the fact that we reduced our capacity in the latter part of 1995."

"Since we now believe it likely that the company will show a profit for the year, we will be booking a charge for employee profit sharing as a result of the plan the company adopted in 1992 for its employees whose salaries were cut during 1992-1993." Calculation of profit sharing under the 1992 plan excludes FASB 106 charges and certain extraordinary items.